Exhibit 23.1



Consent of Ernst & Young LLP, Independent Auditors



We consent to the incorporation by reference in the registration statements of Humana Inc. (Form S-8 No. 2-39061, No. 2-79239, No. 2-96154, No. 33-33072, No. 33-49305,
No. 33-52593 and No. 33-54455), of our report dated January 27, 1995, included in the 1994 Annual Report to Stockholders of EMPHESYS Financial Group, Inc.




Ernst & Young LLP
Milwaukee, Wisconsin
October 20, 1995